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                                                             Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of View Tech, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 20, 1996 and February 17, 1998 included in View Tech, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP
Los Angeles, California
August 21, 1998